Exhibit 99.3

CUI GLOBAL, INC. FILES FORM S-3 SHELF

REGISTRATION STATEMENT

TUALATIN, Ore. — March 14, 2017 — CUI Global, Inc. (NASDAQ:CUI) announced today that it has filed an S-3 shelf registration with the Securities and Exchange Commission (the "SEC"). When declared effective by the SEC, CUI Global may from time to time issue various types of securities, including common stock, preferred stock, debt securities and/or warrants, up to an aggregate amount of $100 million. The registration statement also includes a sales agreement prospectus that would allow for the sale of up to $30 million in at-the-market (ATM) offerings.

"CUI Global has no immediate plans to raise and use additional capital, but rather, we anticipate that a shelf registration will provide more efficient access to the capital markets and allow us to act opportunistically in support of our growth objectives," said William Clough, president and CEO of CUI Global.

Any offer, solicitation or sale of any of the securities registered under the registration statement will be made only by means of the prospectus and the accompanying prospectus supplement once the registration statement is declared effective by the SEC. Potential investors should read the prospectus forming part of the registration statement, and the prospectus supplement relating to the ATM offering and other documents the company has filed with the SEC for more complete information about CUI Global and the ATM offering program.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of CUI Global’s common stock or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the effectiveness of the registration statement with the SEC and registration or qualification under the securities law of any state or jurisdiction.

About CUI Global, Inc.

Delivering Innovative Technologies for an Interconnected World . . . . .

CUI Global, Inc., is a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products and technologies. From Orbital Gas Systems' advanced GasPT2 platform targeting the energy sector, to CUI Inc.’s digital power platform serving the networking and telecom space, CUI Global and its subsidiaries have built a diversified portfolio of industry leading technologies that touch many markets. As a publicly traded company, shareholders are able to participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. But most importantly, a commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit www.cuiglobal.com.

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission.

Media Contact:	Outside IR contact:
CUI Global, Inc.	LHA
Jeff Schnabel	Jody Burfening/Sanjay M. Hurry
Main: 503-612-2300	212-838-3777
press@cuiglobal.com	cuiglobal@lhai.com

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